Exhibit 23(J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Pre-Effective Amendment No. 3 to the registration statement on Form N1-A (the "Registration Statement") of our report dated August 9, 1999, relating to the financial statement of the OpenFund, the Communications Technology Fund, the Media Technology Fund and the OpenFund II (each a series of MetaMarkets.com Funds) which is also included in the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in the Statement of Additional Information.


---------------------------
PricewaterhouseCoopers LLP



San Francisco, California
August 9, 1999

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Pre-Effective Amendment No. 3 to the registration statement on Form N1-A (the "Registration Statement") of our report dated August 9, 1999, relating to the financial statement of the OpenFund, a series of MetaMarkets.com Funds, which is also included in the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in the Statement of Additional Information.



---------------------------
PricewaterhouseCoopers LLP



San Francisco, California
August 9, 1999